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                                                                     EXHIBIT 4.2


                               WARRANT AGREEMENT

                                 BY AND AMONG

                               KOO KOO ROO, INC.

                                      AND

                          THE PURCHASER NAMED HEREIN



                          Dated as of August 28, 1997


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

                               TABLE OF CONTENTS

                                                                                               PAGE
ARTICLE I - Warrant Certificates.............................................................     1
     Section 1.1    Forms of Warrant Certificates............................................     1
     Section 1.2    Execution of Warrant Certificates........................................     1
     Section 1.3    Registration of Warrant Certificates.....................................     2
     Section 1.4    Exchange and Transfer of Warrant Certificates............................     2
     Section 1.5    Lost, Stolen, Mutilated or Destroyed Warrant Certificates................     2
     Section 1.6    Cancellation of Warrant Certificates.....................................     2

ARTICLE II - Warrant Exercise Price and Exercise of Warrants.................................     3
     Section 2.1    Exercise Price...........................................................     3
     Section 2.2    Registration of Warrants and Warrant Shares..............................     3
     Section 2.3    Procedure for Exercise of Warrants.......................................     3
     Section 2.4    Issuance of Common Stock.................................................     5
     Section 2.5    Certificates for Unexercised Warrants....................................     5
     Section 2.6    Reservation of Shares....................................................     5
     Section 2.7    No Impairment............................................................     5

ARTICLE III - Adjustments and Notice Provisions..............................................     6
     Section 3.1    Adjustment of Exercise Price.............................................     6
     Section 3.2    No Adjustments to Exercise Price.........................................     7
     Section 3.3    Adjustment of Number of Shares...........................................     8
     Section 3.4    Reorganizations..........................................................     8
     Section 3.5    Verification of Computations.............................................     8
     Section 3.6    Notice of Certain Actions................................................     9
     Section 3.7    Certificate of Adjustments...............................................     9
     Section 3.8    Warrant Certificate Amendments...........................................     9
     Section 3.9    Fractional Shares........................................................    10

ARTICLE IV - Miscellaneous...................................................................    10
     Section 4.1    Payment of Taxes and Charges.............................................    10
     Section 4.2    Changes to Agreement.....................................................    10
     Section 4.3    Assignment...............................................................    10
     Section 4.4    Successor to Company.....................................................    11
     Section 4.5    Notices..................................................................    11
     Section 4.6    Defects in Notice........................................................    12
     Section 4.7    Governing Law............................................................    12
     Section 4.8    Standing.................................................................    12
     Section 4.9    Headings.................................................................    12
     Section 4.10   Counterparts.............................................................    12
     Section 4.11   Availability of the Agreement............................................    12
     Section 4.12   Entire Agreement.........................................................    12
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                                      (i)
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
COMPANY SIGNATURE PAGE.......................................................................    13
PURCHASER SIGNATURE PAGE.....................................................................    14

EXHIBIT A - FORM OF WARRANT CERTIFICATE......................................................   A-1

                                     (ii)

                               WARRANT AGREEMENT


     WARRANT AGREEMENT dated as of August 28, 1997 by and among KOO KOO ROO, INC., a Delaware corporation (the "Company"), and the undersigned purchaser (the "Purchaser").


                                  WITNESSETH:

     WHEREAS, the Company proposes to sell pursuant to a Securities Purchase Agreement, dated as of August 12, 1997 (the "Securities Purchase Agreement"), by and between the Company and the Purchaser, units consisting of Senior Notes in the aggregate principal amount of $12 million (as defined in the Securities Purchase Agreement) and warrants (each, a "Warrant", and collectively, the "Warrants") to purchase up to an aggregate of 330,000 shares (subject to adjustment) of the common stock, par value $.01 per share, of the Company (the "Common Stock") (the Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                       -1RT-1CLE - Warrant Certificates

     Sect-1on I.1   Forms of Warrant Certificates.  The warrant certificates
                    -----------------------------
(the "Warrant Certificates") shall be issued in registered form only and, together with the form of the election to purchase (the "Election to Purchase"), and assignment (the "Assignment") to be attached thereto, shall be substantially in the form of Exhibit A attached hereto and, in addition, may have such
               ---------
letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

     Sect-1on I.2   Execution of Warrant Certificates.  The Warrant Certificates
                    ---------------------------------
shall be executed on behalf of the Company by its Chairman or President or any Vice President and attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company either before or after delivery thereof by the Company to any Purchaser, the signature of such person on such Warrant Certificates shall be valid nevertheless and such Warrant Certificates may be issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

                                                                            PAGE

     Sect-1on I.3   Registration of Warrant Certificates.  The Company shall
                    ------------------------------------
number and register the Warrant Certificates in a register as they are needed. The Company may deem and treat the registered holder(s) of the Warrant Certificates (the "Holders") as the absolute owner(s) thereof for all purposes.

     Sect-1on I.4   Exchange and Transfer of Warrant Certificates.  The Warrants
                    ---------------------------------------------
(and any Warrant Shares issued upon exercise of the Warrants) shall bear such restrictive legend or legends as may be required by the Securities Purchase Agreement and as may be required by law and shall be transferable only in accordance with the terms of this Agreement and the Securities Purchase Agreement.

     The Company may from time to time register the transfer of any outstanding Warrant Certificates in a warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s).

     Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at the address set forth in Section 4.5 hereof for another Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate a like number of Warrant Shares: provided that the
                                                               --------
Company shall not be required to issue any Warrant Certificate representing any fractional Warrant Shares.

     Sect-1on I.5   Lost, Stolen, Mutilated or Destroyed Warrant Certificates.
                    ---------------------------------------------------------
If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate representing an equivalent number of Warrants or Warrant Shares. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Warrant Certificate must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Warrant Certificate is replaced. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     Sect-1on I.6   Cancellation of Warrant Certificates.  Any Warrant
                    ------------------------------------
Certificate surrendered upon the exercise of Warrants or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided in Section 2.5 hereof in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 1.4 in an exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Company.

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                                                                            PAGE

        -1RT-1CLE II - Warrant Exercise Price and Exercise of Warrants

     Sect-1on II.1  Exercise Price.  Each Warrant Certificate shall, when signed
                    --------------
by the Chairman or President or any Vice President and attested to by the Secretary or Assistant Secretary of the Company, entitle the Holder thereof to purchase from the Company, subject to the terms and conditions of this Agreement, the number of fully paid and nonassessable Warrant Shares evidenced thereby at a purchase price of $5.3750 per share (the "Initial Exercise Price") or such adjusted number of Warrant Shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full in accordance with Section 2.3 hereof, at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

     Sect-1on II.2  Registration of Warrants and Warrant Shares.  The Company
                    -------------------------------------------
shall secure the effective registration of the Warrant Shares for resale under the Securities Act upon the terms and subject to the conditions set forth in the Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement") among the Company and the Purchaser. Promptly after a registration statement under the Securities Act covering the Warrant Shares has become effective, the Company shall cause notice thereof together with a copy of the prospectus covering the Warrant Shares to be mailed to each registered Holder.

     Sect-1on II.3  Procedure for Exercise of Warrants.  The Warrants may be
                    ----------------------------------
exercised prior to the Expiration Date (as hereinafter defined) at the Exercise Price at any time after (a) the first anniversary of the date hereof, (b) eleven
(11) business days following the commencement of a tender offer (as provided in Rule 14d-2 of the Exchange Act (as defined below)) with respect to the Common Stock pursuant to Regulation 14D promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Company has published, sent or given to securityholders pursuant to Rule 14e-2(a) under the Exchange Act a statement that the Company recommends rejection of such tender offer (a "Rejection Recommendation"), (c) after a Rejection Recommendation, if and upon the public announcement by the Company, a filing by the Company with the Securities and Exchange Commission, or the sending by the Company to securityholders of a statement pursuant to Rule 14e-2(b) under the Exchange Act, in each case, which changes the Company's position with respect to such tender offer to a recommendation of acceptance of such tender offer or an expression of no opinion with respect to such tender offer, (d) immediately prior to consummation by the Company of any consolidation or merger with any entity (other than a wholly-owned subsidiary of the Company) other than a consolidation or merger as a result of which each of the stockholders of the Company owns, immediately after consummation of such consolidation or merger, directly or indirectly, at least 67% of the percentage of the fully diluted capital stock of the Company or the surviving entity of such consolidation or merger which such stockholder owned immediately prior to the consummation of such consolidation or merger, calculated without giving effect to the issuance as part of such consolidation or merger of up to 330,000 shares of Common Stock upon exercise of the

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                                                                            PAGE

Warrants, or (e) the consummation by the Company of any sale, transfer or other disposition of all or substantially all of its property, assets or business, other than to a subsidiary of the Company in respect of which the Company owns or controls, directly or indirectly, 67% or more of the outstanding voting stock. The Warrants shall expire at 5:00 p.m., New York City time on August 28, 2002 (the "Expiration Date"). The Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Company at its address set forth in Section 4.5 hereof, together with the Election to Purchase duly completed and executed, accompanied by payment in full, as set forth below, to the Company of the Exercise Price for each Warrant Share in respect of which such Warrants are being exercised. Such Exercise Price shall be paid in full by
(i) cash or a certified check or a wire transfer in same day funds in an amount equal to the Exercise Price multiplied by the number of Warrant Shares then being purchased or (ii) delivery to the Company of that number of shares of Common Stock having a Fair Market Value (as hereinafter defined) equal to the Exercise Price multiplied by the number of Warrant Shares then being purchased. In the alternative, the Holder of a Warrant Certificate may exercise its right to purchase some or all of the Warrant Shares subject to such Warrant Certificate, on a net basis, such that, without the exchange of any funds, such Holder receives that number of Warrant Shares subscribed to pursuant to such Warrant Certificate less that number of shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such Holder for the number of Warrant Shares subscribed to pursuant to such Warrant Certificate (hereinafter, a "Net Cashless Exercise").

     As used herein: (a) the term "Fair Market Value," on a per share basis, means the average of the daily Closing Prices (as hereinafter defined) of the Common Stock for the ten (10) consecutive Trading Days (as hereinafter defined) ending the Trading Day immediately preceding the Date of Exercise; (b) the term "Date of Exercise" with respect to any Warrant means the date on which such Warrant is exercised as provided herein; (c) the term "Closing Price" for any date shall mean the last sale price reported in The Wall Street Journal regular
                                                -----------------------
way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported by The Nasdaq Stock Market, Inc.'s National Market ("Nasdaq") or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected by the Company or, if the Common Stock is not quoted in the over-the-counter market, the fair value thereof determined in good faith by the Company's Board of Directors as of a date which is within 15 days of the date as of which the determination is to be made; and (d) the term "Trading Days" with respect to the Common Stock means (i) if the Common Stock is quoted on

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                                                                            PAGE

Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

     Sect-1on II.4  Issuance of Common Stock.  As soon as practicable after the
                    ------------------------
Date of Exercise of any Warrants, the Company shall issue, or cause its transfer agent to issue, a certificate or certificates for the number of full Warrant Shares, registered in accordance with the instructions set forth in the Election to Purchase, together with cash for fractional shares as provided in Section
3.9. All Warrant Shares issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid, non-assessable, free of preemptive rights and (subject to Section 4.1 hereof) free from all taxes, liens, charges and security interests in respect of the issuance thereof. Each person in whose name any such certificate for Warrant Shares is issued shall, provided such exercise complies in full with the applicable requirements of this Agreement, be deemed for all purposes to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for Warrant Shares.

     Sect-1on II.5  Certificates for Unexercised Warrants.  In the event that,
                    -------------------------------------
prior to the Expiration Date, a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise a new Warrant Certificate representing the remaining Warrant Shares shall be issued and delivered pursuant to the provisions hereof; provided that the Company shall not
                                             --------
be required to issue any Warrant Certificate representing any fractional Warrant Shares.

     Sect-1on II.6  Reservation of Shares.  The Company shall at all times
                    ---------------------
reserve and keep available, free from preemptive rights, for issuance upon the exercise of Warrants, the maximum number of its authorized but unissued shares or treasury shares, or both, of Common Stock which may then be issuable upon the exercise in full of all outstanding Warrants. The Company shall from time to time take all action which may be necessary or appropriate so that the Warrant Shares, immediately upon their issuance following an exercise of Warrants, will be listed or quoted, as the case may be, on the principal securities exchanges or markets within the United States of America, if any, on which other shares of the Common Stock are then listed.

     Sect-1on II.7  No Impairment.  The Company shall not by any action,
                    -------------
including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly

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                                                                            PAGE

and legally issue fully paid and non-assessable Warrant Shares upon the exercise of any Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants. Notwithstanding the foregoing paragraph, the Company shall not be required to issue Warrant Shares upon the exercise of any Warrant unless the Company is reasonably satisfied that any such issuance complies with all applicable securities laws and would not result in a violation by the Company of any such laws; provided, that, in the event the Company is not so satisfied, the
               --------
Company may require any Holders of Warrant Certificates seeking to exercise such Warrants to effect a Net Cashless Exercise.

               -1RT-1CLE III - Adjustments and Notice Provisions

     Sect-1on III.1 Adjustment of Exercise Price.  Subject to the provisions of
                    ----------------------------
this Article III, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

      (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Any shares of Common Stock of the Company issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company under Subsections 3.l(b) and 3.l(c) hereof. Such adjustment shall be made successively whenever any event specified above shall occur.

      (b) In case the Company shall fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of its Common Stock entitling them (for a period which, by its express terms, expires within forty-five (45) days after such record date) to subscribe for or purchase shares of its Common Stock at a price per share less than the Current Market Price (as such term is defined in Subsection 3.1(d) hereof) of a share of Common Stock of the Company on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share, and of which the

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                                                                            PAGE

denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

      (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of its indebtedness or
(iii) of assets (excluding cash dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in Subsection 3.1(a) hereof) or (iv) of rights, options, warrants or convertible or exchangeable securities (excluding those rights, options, warrants convertible or exchangeable securities referred to Subsection 3.1(b) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in Subsection 3.l(d) hereof) per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, or that such distribution, by its express terms, is intended to be made, and is in fact made, to all holders of Warrant Shares upon exercise of their respective Warrants, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

      (d) For the purpose of any computation under Subsection 3.1(b) or 3.1(c) hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the daily Closing Prices of the Common Stock for the ten (10) consecutive Trading Days ending the Trading Day immediately preceding the Computation Date; provided, however, that if there
                                            --------  -------
shall have occurred prior to the Computation Date any event described in Subsection 3.l(a), 3.l(b) or 3.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or within such 10-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction, of which the numerator shall be the Exercise Price as in effect immediately prior to the Computation Date and the denominator of which shall be the Exercise Price as in effect immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.

                                                                            PAGE

     Sect-1on III.2 No Adjustments to Exercise Price.  No adjustment in the
                    --------------------------------
Exercise Price in accordance with the provisions of Subsection 3.1(a), (b) or
(c) hereof need be made unless such adjustment would amount to a change of at least 1.0% in such Exercise Price, provided, however, that the amount by which
                                   --------  -------
any adjustment is not made by reason of the provisions of this Section 3.2 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

     Sect-1on III.3 Adjustment of Number of Shares.  Upon each adjustment of
                    ------------------------------
the Exercise Price pursuant to Subsection 3.l(a), (b) or (c) hereof, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

     Sect-1on III.4 Reorganizations.  In case of any capital reorganization,
                    ---------------
other than in the cases referred to in Section 3.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement prepared by the Company or any successor thereto, between the Company and any successor thereto, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder of any Warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

                                                                            PAGE

     Sect-1on III.5 Verification of Computations.  The Company shall select a
                    ----------------------------
firm of independent public accountants (which may be its outside auditors), which selection may be changed from time to time, to verify each computation and/or adjustment made in accordance with this Article III. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article III. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to each Holder.

     Sect-1on III.6 Notice of Certain Actions.  In the event the Company shall
                    -------------------------
(a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock, (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options, or (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock) or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall cause notice of such proposed action to be mailed to each Holder no later than five (5) days after notice of such action is provided to holders of the Common Stock generally or earlier if necessary to prevent the rights of Holders from being prejudiced thereby; provided, however, that in the
                                                 --------  -------
event that the Company provides public notice of such action specifying the information set forth below at least ten (10) days prior to such action, the Company shall be deemed to have satisfied its obligation to provide notice pursuant to this Section 3.6. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice shall be mailed in the case of any action covered by paragraph (a) or (b) of this
Section 3.6, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by this paragraph (c), at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

     Sect-1on III.7 Certificate of Adjustments.  Whenever any adjustment is to
                    --------------------------
be made pursuant to this Article III, the Company shall prepare a certificate executed by the Chief Financial Officer of the Company, which certificate shall
(a) be mailed to each Holder prior to the event causing such adjustment, if practicable, or, if not practicable, as promptly as possible following such event, and (b) include in reasonable detail (i) the events precipitating the

                                                                            PAGE

adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price and the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. Such Certificate shall be accompanied by the accountant's verification required by
Section 3.5 hereof.

     Sect-1on III.8 Warrant Certificate Amendments.  Irrespective of any
                    ------------------------------
adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments; provided the Company may, at its option, issue new Warrant Certificates
--------
evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment in the Exercise Price and number of Warrant Shares purchasable under the Warrants.

     Sect-1on III.9 Fractional Shares.  The Company shall not be required upon
                    -----------------
the exercise of any Warrant to issue fractional Warrant Shares which may result from adjustments in accordance with this Article III to the Exercise Price or number of Warrant Shares purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed based on the aggregate number of Warrant Shares purchasable upon exercise of such Warrants. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay an amount in cash to the Holder of the Warrants in respect of such final fraction in an amount equal to the Fair Market Value of a share of Common Stock as of the Date of Exercise of such Warrants, multiplied by such fraction. All calculations under this
Section 3.9 shall be made to the nearest hundredth of a share.

                         1-RT-1CLE IV - Miscellaneous

     Sect-1on IV.1  Payment of Taxes and Charges.  The Company will pay all
                    ----------------------------
taxes and other government charges in connection with the issuance or delivery of the Warrants and the initial issuance or delivery of Warrant Shares upon the exercise of any Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any additional transfer taxes in connection with the subsequent transfer of Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than the name in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

     Sect-1on IV.2  Changes to Agreement.  The Company, when authorized by its
                    --------------------
Board of Directors, with the written consent of Holders of at least a majority of the outstanding Warrants may amend or supplement this Agreement. The Company may, without the consent or concurrence of any Holder, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Company shall have been advised by counsel (a) are

                                                                            PAGE

required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained,
(b) add to the covenants and agreements of the Company in this Agreement such further covenants and agreements thereafter to be observed, or (c) result in the surrender of any right or power reserved to or conferred upon the Company in this Agreement, in each case which changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holders.

     Sect-1on IV.3  Assignment. All the covenants and provisions of this
                    ----------
Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns.

     Sect-1on IV.4  Successor to Company. The Company will not merge or
                    -------------------
consolidate with or into any other corporation or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation, unless the corporation resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Sect-1on IV.5  Notices. Any notice or demand required by this Agreement to
                    -------
be given or made by any Holder to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed as follows:

          Koo Koo Roo, Inc.
          11075 Santa Monica Boulevard, Suite 225
          Los Angeles, CA 90025
          Attn: Chief Financial Officer

     With a copy to:

          Koo Koo Roo, Inc.
          11075 Santa Monica Boulevard, Suite 225
          Los Angeles, CA 90025
          Attn: General Counsel

Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed to such Holder and sent to the following address:

          DDJ Capital Management, LLC
          141 Linden Street, Suite S-4
          Wellesley, MA 02181
          Attn: Wendy Schnipper Clayton, Esq.

                                                                            PAGE

          With a copy to:

               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, MA 02109
               Attn: Laura Hodges Taylor, P.C.

Any notice or demand required by this Agreement to be given or made by the Company to or on any Holder shall be sufficiently given or made, whether or not such holder receives the notice, five (5) days after mailing, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at its last address as shown on the books of the Company. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

          Sect-1on IV.6 Defect in Notice. Failure to file any certificate or
                        ----------------
notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder or the legality or validity of any adjustment made pursuant to Section 3.1 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

          Sect-1on IV.7 Governing Law.  This Agreement and each Warrant
                        -------------
Certificate issued hereunder shall be governed by the laws of the State of New York without regard to principles of conflicts of laws thereof.

          Sect-1on IV.8 Standing.  Nothing in this Agreement expressed and
                        --------
nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holders of any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holders.

          Sect-1on IV.9  Headings. The descriptive headings of the articles and
                         --------
sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Sect-1on IV.10 Counterparts.  This Agreement may be executed in
                         ------------
any number of counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

          Sect-1on IV.11 Availability of the Agreement.  The Company shall
                         -----------------------------
keep copies of this Agreement available for inspection by Holders during normal business hours. Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section 4.5 hereof.

                                                                            PAGE

          Sect-1on IV.12 Entire Agreement.  This Agreement, including the
                         ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

                                                                            PAGE

                             COMPANY SIGNATURE PAGE

     IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties as of the day and year first above written.

                              KOO KOO ROO, INC.


                              By:   /s/ Robert F. Kautz
                                 --------------------------------------------
                                 Name:  Robert F. Kautz
                                 Title: President and Chief Financial Officer

                                                                            PAGE

                               WARRANT AGREEMENT
                           PURCHASER SIGNATURE PAGE

Accepted and Agreed as of the date first written above.


B III CAPITAL PARTNERS, L.P.
     a Delaware Limited Partnership

By: DDJ CAPITAL III, LLC
     Its General Partner

By: DDJ CAPITAL MANAGEMENT, LLC
     Its Manager


  By:_________________________________
     Name:
     Title:


  Notice Information:
     Mr. Jay Burnham
     DDJ Capital Management, LLC
     141 Linden Street, Suite S-4
     Wellesley, Massachusetts 02181
     phone:   (617) 283-8500
     fax:   (617) 283-8555

                                                                            PAGE

                    EXHIBIT A - FORM OF WARRANT CERTIFICATE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE. IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A SECURITIES PURCHASE AGREEMENT DATED AS OF AUGUST 12, 1997, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. SUCH AGREEMENT, AMONG OTHER THINGS, RESTRICTS THE DETACHMENT OF THE COMMON STOCK PURCHASE WARRANTS FROM THE SENIOR NOTE ATTACHED HERETO.

No.  DDJ W-1

                       Certificate for 330,000 Warrants

                       NOT EXERCISABLE AFTER 5:00 P.M.,
                    NEW YORK CITY TIME, ON AUGUST 15, 2002

                               KOO KOO ROO, INC.

                   COMMON STOCK PURCHASE WARRANT CERTIFICATE

          THIS CERTIFIES that [ ], a Delaware limited partnership, or its registered assigns is the registered holder (the "Registered Holder") of Warrants set forth above, each of which represents the right to purchase one fully paid and non-assessable share of common stock, par value $.01 per share (the "Common Stock") of Koo Koo Roo, Inc., a Delaware corporation (the "Company"), at the Exercise Price (as defined in the Warrant Agreement) at the times specified in the Warrant Agreement, by surrendering this Warrant Certificate, with the form of Election to Purchase attached hereto duly executed and by paying in

                                                                            PAGE

full the Exercise Price. Payment of the Exercise Price shall be made as set forth in the Warrant Agreement (as hereinafter defined).

                    EXHIBIT A - FORM OF WARRANT CERTIFICATE

No Warrant may be exercised after 5:00 P.M., New York City time, on August 15, 2002 (the "Expiration Date"). All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement hereinafter referred to.

     Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate and in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the principal office of the Company with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants to purchase the shares of the Common Stock will be issued in accordance with instructions in the form of assignment.

     Upon the exercise of less than all of the Warrants to purchase the shares of the Common Stock evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

     Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants to purchase the shares of the Common Stock, upon surrender of this Warrant Certificate at the principal office of the Company.

     Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.

     No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share of Common Stock which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement. No Warrant Certificate representing any fractional Warrant Shares will be issued.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of August 28, 1997 (the "Warrant Agreement") by and among the Company and the Purchaser (as defined in the Warrant Agreement) and is subject to the term and provisions

                                                                            PAGE

contained in the Warrant Agreement. All capitalized terms not defined herein shall have the meanings given such terms as set forth in the Warrant Agreement.

This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

                    EXHIBIT A - FORM OF WARRANT CERTIFICATE


     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile corporate seal.

                               KOO KOO ROO, INC.


                               By: ____________________________________
                                   Name:
                                   Title:

[Seal]                         Attest:


                               By: ____________________________________    Name:
                                   Title:  Secretary

                                                                            PAGE

                             [Form of Assignment]


     FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants to purchase the shares of the Common Stock set forth below:

     NAME OF ASSIGNEE             ADDRESS                 NO. OF WARRANTS

and does hereby irrevocably constitute and appoint ___________ Attorney, to make such transfer on the books of Koo Koo Roo, Inc., maintained for that purpose, with full power of substitution in the premises.

Dated: __________, 1997
                                            ___________________________
                                            Signature



                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the Warrant
                                            Certificate.)

                                                                            PAGE

                        [Form of Election To Purchase]

          The undersigned hereby irrevocably elects to exercise ____________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)

at______________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

          If the number of Warrants to purchase the shares of the Common Stock hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of such full Warrants not exercised be issued and delivered as set forth below.

          In full payment of the purchase price with respect to the exercise of Warrants to purchase shares of the Common Stock the undersigned [hereby tenders payment of $______ by cash, certified check, cashier's check or money order payable in United States currency to the order of the Company][hereby delivers to the Company that number of shares of Common Stock having a Fair Market Value (as defined in the Warrant Agreement) equal to the Exercise Price multiplied by the number of Warrant Shares being purchased] [hereby makes a Net Cashless Exercise (as defined in the Warrant Agreement)].

ISSUE TO:_______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                 (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________

                                                                            PAGE
                                     (NAME)
________________________________________________________________________________
at
                         (ADDRESS, INCLUDING ZIP CODE)


Date: __________, 19__

                                            ____________________________________
                                            Signature

                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the Warrant
                                            Certificate.)

                                            PLEASE INSERT SOCIAL SECURITY OR
                                            TAX I.D. NUMBER OF HOLDER


                                            ____________________________________